                                                                    EXHIBIT 10.3



                 RESTATED INTERNATIONAL SYSTEM CHARGE AGREEMENT

         This Restated International System Charge Agreement (the "Agreement") is entered into as of September 12, 1995 among ORBCOMM Global, L.P., a Delaware limited partnership ("ORBCOMM Global"), Teleglobe Mobile Partners, a Delaware general partnership ("Teleglobe Mobile"), and ORBCOMM International Partners, L.P., a Delaware limited partnership (the "Operator"), and restates the International System Charge and Marketing (Non-U.S.) Agreement dated as of June 30, 1993, as amended by Amendment No. 1 thereto dated as of June 30, 1994, and Amendment No. 2 thereto dated as of September 12, 1995.

                                   WITNESSETH

         WHEREAS, Orbital Sciences Corporation, a Delaware corporation ("Orbital"), Orbital Communications Corporation ("ORBCOMM"), Teleglobe Inc., a Canadian corporation ("Teleglobe"), Teleglobe Mobile, ORBCOMM Global, ORBCOMM USA, L.P., a Delaware limited partnership ("ORBCOMM USA"), and the Operator have entered into agreements for the development, construction, operation and marketing of a global digital satellite communications system (the "ORBCOMM System") of low-Earth orbit satellites intended to provide two-way data and message communications and position determination services throughout the world (the "ORBCOMM Services");

         WHEREAS, the development, construction and operation of the ORBCOMM System is planned to occur in two phases: an initial phase consisting of two satellites (the "Phase 1A System") and a second phase consisting of a total of up to an additional 34 satellites;

         WHEREAS, on March 13, 1992 and May 28, 1993, ORBCOMM received from the FCC (as such term is hereinafter defined) experimental licenses (as renewed and modified from time to time, the "FCC Experimental Licenses") to develop, construct and operate the Phase 1A System and to market communications services to up to 1,000 subscribers in the United States;

         WHEREAS, ORBCOMM Global, Teleglobe Mobile and the Operator wish to enter into this Agreement setting forth each of their respective responsibilities regarding use of the ORBCOMM System; and

         WHEREAS, ORBCOMM Global desires to contract with Teleglobe Mobile for the marketing by it of the ORBCOMM Services in all areas of the world outside the United States (the "Non-U.S. Area"), and Teleglobe Mobile in turn desires to assign to the Operator and the Operator desires to assume responsibility for the marketing by the Operator of ORBCOMM Services in the Non-U.S. Area.

         NOW, THEREFORE, in consideration of the foregoing premises, the agreements and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ORBCOMM Global, Teleglobe Mobile and the Operator hereby agree as follows:
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         1.  Definitions.  Capitalized terms shall have the meanings ascribed thereto in Appendix C to the Master Agreement dated as of June 30, 1993 among Orbital, ORBCOMM, Teleglobe and Teleglobe Mobile, as amended and restated from time to time, which Appendix is incorporated herein by reference.

         2. Term of Agreement. The term of this Agreement shall commence on the date hereof and shall continue until the earlier of June 30, 2013 and the date on which Teleglobe Mobile ceases to be a general and limited partner of ORBCOMM Global. Except as otherwise expressly provided in this Agreement, neither Teleglobe Mobile or the Operator shall terminate nor shall either have any right to terminate, this Agreement, and Teleglobe Mobile's obligation to pay the System Charge (as such term is hereinafter defined), and the Operator's obligation to remit or pay the International Output Capacity Charge (as such term is hereinafter defined) and perform its other obligations hereunder, shall be absolute and unconditional and not subject to abatement, suspension or permanent reduction.

         3.  ORBCOMM Global Grant to Teleglobe Mobile.

                 (a) Subject to the terms and conditions of this Agreement, ORBCOMM Global hereby grants to Teleglobe Mobile the exclusive right in the Non-U.S. Area to market, sell, lease and franchise all ORBCOMM System output capacity and exclusive use of the System Assets located in the Non-U.S. Area for the duration of this Agreement; provided that Teleglobe Mobile is hereby authorized to grant to the Operator the rights specified in Section 5 hereof. Except as otherwise provided herein, ORBCOMM Global shall retain all rights in and to, and Teleglobe Mobile shall not have any rights to, the ORBCOMM System output capacity.

                 (b) ORBCOMM Global hereby represents to Teleglobe Mobile that neither the FCC Experimental Licenses nor the grant by ORBCOMM to ORBCOMM Global of the rights assigned hereunder prohibit ORBCOMM Global from making, and ORBCOMM Global has all material licenses, consents, approvals and authorizations presently required and the partnership power to make, the exclusive grant provided in Section 3(a).

         4.  International System Charge.

         4.1 Calculation of System Charge. In consideration of the grant to Teleglobe Mobile of the exclusive right to market, sell, lease and franchise all ORBCOMM System output capacity in the Non-U.S. Area, within ten (10) days of receipt by Teleglobe Mobile of the International Output Capacity Charge (as defined in Section 6.1(a)), Teleglobe Mobile shall remit to ORBCOMM Global Teleglobe Mobile's allocated portion of the System Charge calculated in accordance with Section 6.9 of the ORBCOMM Global Partnership Agreement, provided that if the International Output Capacity Charge for such calendar quarter is less than 1.15% of Total Aggregate Revenues (as such term is defined in the ORBCOMM Global Partnership Agreement), then Teleglobe Mobile





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shall not be required to pay, and it shall not owe ORBCOMM Global, any portion of the System Charge for such calendar quarter.

         4.2. Payment Terms. Teleglobe Mobile shall remit all System Charges in lawful money of the United States pursuant to written instructions to it furnished by ORBCOMM Global. Payment of the System Charge shall be deemed to have been made on the date received in full in collectable funds. If any date on which a payment of the System Charge becomes due and payable is not a business day in the State of New York, the System Charge payment otherwise due and payable on such date shall be due and payable on the next succeeding business day.

         5.  Exclusive Use of Non-U.S. System Capacity.

                 (a) Subject to the terms and conditions of this Agreement, Teleglobe Mobile hereby grants to the Operator the exclusive right in the Non-U.S. Area to market, sell, lease and franchise all ORBCOMM System output capacity and exclusive use of the System Assets located in the Non-U.S. Area for the duration of this Agreement.

                 (b) Teleglobe Mobile hereby represents to the Operator that neither the FCC Experimental Licenses nor the grant by ORBCOMM Global to Teleglobe Mobile pursuant to Section 3 hereof of the rights assigned hereunder prohibit Teleglobe Mobile from making, and Teleglobe Mobile has all material licenses, consents, approvals and authorizations presently required and the partnership power to make, the exclusive grant provided in Section 5(a).

         6.  Operator International Output Capacity Charge.

         6.1. Calculation of International Output Capacity Charge. In consideration of the grant by Teleglobe Mobile pursuant to Section 5(a) hereof to the Operator of the exclusive right to market, sell, lease and franchise all ORBCOMM System output capacity in the Non U.S. Area, the Operator agrees as follows:

                 Within thirty (30) days of the end of each calendar quarter, the Operator shall (i) notify ORBCOMM Global of the Total Aggregate Revenues invoiced by the Operator during such calendar quarter and
         (ii) remit to Teleglobe Mobile twenty-three percent (23%) of the Total Aggregate Revenues invoiced by the Operator in such calendar quarter (the "International Output Capacity Charge"). For purposes of this Agreement, "Total Aggregate Revenues" shall mean the total aggregate revenues invoiced by the Operator to its Subscribers, Resellers and Licensees in connection with the operation, marketing and use of the ORBCOMM System in such calendar quarter; provided that revenues invoiced by the Operator in connection with the sale of network control centers, gateway earth stations and subscriber communicators shall be excluded from the calculation of total aggregate





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         revenues.  The Operator shall have the sole discretion to set the fees to be paid by its Subscribers, Resellers and Licensees for use of the ORBCOMM System.

         6.2. Payment Terms. The Operator shall remit all International Output Capacity Charges in lawful money of the United States pursuant to written instructions to the Operator furnished by Teleglobe Mobile. Payment of the International Output Capacity Charge shall be deemed to have been made on the date received in full in collectable funds. If any date on which a payment of the International Output Capacity Charge becomes due and payable is not a business day in the State of New York, the International Output Capacity Charge payment otherwise due and payable on such date shall be due and payable on the next succeeding business day.

         7. System Operation. The Operator's exclusive right to market, sell, lease and franchise all ORBCOMM System Output Capacity in the Non-U.S. Area shall be subject to the following terms, conditions and covenants:

         7.1. Lawful Operations; Use. The Operator shall not use or operate the ORBCOMM System or any System Asset in violation of any governmental law, rule or regulation applicable to the ORBCOMM System, any System Asset, ORBCOMM, ORBCOMM Global, Teleglobe Mobile or the Operator, except for such violations as would not (a) have a material adverse effect on the Operator's financial condition or its ability to continue to have the exclusive right to market, sell, lease and franchise all ORBCOMM System output capacity in the Non-U.S. Area or use any of the System Assets in the manner contemplated hereby or (b) result in (i) the imposition of any civil or criminal fines, penalties or other sanctions against ORBCOMM, ORBCOMM Global, Teleglobe Mobile, the ORBCOMM System or any System Asset or (ii) loss of any governmental license or permit relating to the ORBCOMM System, and except for such violations as are being contested in good faith and by appropriate proceedings and the existence of which during the pendency of such proceedings does not (a) result in the seizure, impoundment, confiscation, condemnation, sale, forfeiture or loss of any System Asset or any right, title or interest of ORBCOMM, ORBCOMM Global, Teleglobe Mobile or the Operator therein or (b) subject ORBCOMM, ORBCOMM Global or Teleglobe Mobile to any criminal or civil liability. In the event that any such applicable governmental law, rule or regulation requires any modification to the ORBCOMM System or any System Asset, Teleglobe Mobile and the Operator shall cooperate with ORBCOMM and ORBCOMM Global in their efforts to make such modifications. The Operator shall use the ORBCOMM System solely in the provision of ORBCOMM Services, and shall not use or permit the use of the ORBCOMM System or any System Asset for any purpose for which the ORBCOMM System or such System Asset is not reasonably suitable. The Operator agrees to use all commercially reasonable efforts to ensure that each of its Subscribers, Resellers and Licensees agrees to comply in all material respects with the substance of the foregoing requirements.

         7.2. Mortgages; Liens, etc. Neither Teleglobe Mobile nor the Operator shall directly or indirectly create, incur, assume or suffer to exist any Lien securing any obligation of it on or with





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respect to the ORBCOMM System, any System Asset, any part thereof, title thereto or any interest therein. Teleglobe Mobile and the Operator, as the case may be, shall promptly and in any event within twenty (20) days, at its own expense, take such action as may be necessary to duly discharge any such Lien (or cause the Lien on the ORBCOMM System or any System Asset to be released by posting an adequate bond) if the same shall arise at any time with respect to the ORBCOMM System or any System Asset.

         7.3. Waiver of Liability. (a) EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, NEITHER ORBCOMM NOR ORBCOMM GLOBAL NOR TELEGLOBE MOBILE HAS MADE, AND EACH HEREBY DISCLAIMS LIABILITY FOR, AND EACH OF TELEGLOBE MOBILE AND THE OPERATOR HEREBY WAIVES ALL RIGHTS AGAINST ORBCOMM, ORBCOMM GLOBAL OR, IN THE CASE OF THE OPERATOR, TELEGLOBE MOBILE RELATING TO, ANY AND ALL REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, ARISING BY APPLICABLE LAW OR OTHERWISE, INCLUDING ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES, ARISING (i) FROM MERCHANTABILITY OR FITNESS FOR PARTICULAR USE OR PURPOSE, (ii) FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE OR (iii) IN TORT (WHETHER OR NOT ARISING FROM THE ACTUAL IMPLIED OR IMPUTED NEGLIGENCE OF ORBCOMM, ORBCOMM GLOBAL OR TELEGLOBE MOBILE OR STRICT LIABILITY). The provisions of this Section have been negotiated by ORBCOMM Global, Teleglobe Mobile and the Operator and are intended to be a complete exclusion and negation of any representations or warranties of other Persons, express or implied, written or oral, with respect to the ORBCOMM System or any System Asset that may arise pursuant to any applicable governmental law, rule or regulation.

         (b) The Operator agrees to ensure that each of its Licensees, Subscribers and Resellers agrees to a waiver of liability substantially similar to that in Section 7.3(a) hereof.

         8.  Marketing Services.

         8.1. Performance of International Marketing Services. In accordance with the terms and conditions set forth herein, the Operator shall (a) furnish the management, labor, facilities and materials necessary to perform the services set forth in Appendix A (the "International Marketing Services") and
(b) use all commercially reasonable efforts to perform the International Marketing Services, provided, that the Operator does not guaranty or warrant the development of a market for ORBCOMM Services in the Non-U.S. Area. The International Marketing Services shall be provided principally at the Operator's headquarters in Dulles, Virginia.

         8.2 Term of Marketing Services. The Operator shall perform the International Marketing Services from the date hereof until the earlier of the expiration of the Teleglobe Mobile Option Period and the exercise by Teleglobe Mobile of the Teleglobe Mobile Option.





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         9.  Information and Inspection.

         9.1 System Information. Consistent with applicable governmental laws, rules and regulations, including the International Traffic in Arms Regulations, during the term of this Agreement, ORBCOMM Global and Teleglobe Mobile shall furnish to the Operator such additional information concerning the location, condition, use and operation of the System Assets as the Operator may reasonably request, and ORBCOMM Global and Teleglobe Mobil shall permit the Operator or any Person designated by the Operator in writing, at the Operator's expense, to inspect each System Asset, and its condition, use, and operation and the books, information and other data, maintained in connection therewith, and to visit and inspect the System Assets and to discuss the affairs, finances and accounts of ORBCOMM Global or Teleglobe Mobile, as the case may be, with the principal officers of ORBCOMM Global or Teleglobe Mobile, as the case may be, all at such reasonable times during normal business hours upon five (5) days prior written notice and as often as the Operator may reasonably request.

         9.2. Financial Information. Each of Teleglobe Mobile and the Operator shall maintain its books in accordance with generally accepted accounting principles in the United States, and shall maintain and furnish to ORBCOMM Global and upon written request all records, agreements, documents, invoices and other financial information and data relating (a) directly or indirectly to the amount of the System Charge remitted to ORBCOMM Global pursuant to Section 4.1 and (b) and the International Output Capacity Charge remitted to Teleglobe Mobile pursuant to Section 6.l(a) and (b) the performance by the Operator of the Marketing Services. For purposes of determining compliance by Teleglobe Mobile and the Operator with the terms of this Agreement, all such books and documentation shall be available for inspection all at such reasonable times during normal business hours upon five (5) days prior written notice and as often as ORBCOMM Global may reasonably request.

         10.  Indemnification.

         10.1. General Indemnification. ORBCOMM Global, Teleglobe Mobile and the Operator (each an "Indemnifying Party") shall indemnify, defend and hold harmless each other and their respective successors and assigns (the "Indemnitees") against any liability, damage, loss, or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon them or any one of them in connection with any claims, suits, actions, demands or judgments arising out of any breach of the Indemnifying Party's obligations under this Agreement. Indemnitees agree to notify the Indemnifying Party promptly of any claims by third parties of which they become aware. The Indemnifying Party shall have the right and the obligation to defend and to settle such claims; provided, however, that any such settlements shall not impose any obligations or restrictions on the Indemnitees without their consent, which consent shall not be unreasonably withheld.





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         10.2.  Indemnification of Operator Against Patent Infringement.
ORBCOMM Global shall defend, indemnify and hold harmless Teleglobe Mobile and the Operator and their respective successors and assigns from and against any claim with respect to an infringement or other violation of any copyright, trademark or patent or other validly registered enforceable intellectual property right of any third party for any items ORBCOMM Global has authorized Teleglobe Mobile and the Operator to use under this Agreement but only to the same extent as the indemnification received by ORBCOMM Global from Orbital, if any, under Section 9.4 of the Procurement Contract.

         11. Events of Default. Each of the following events shall constitute an event of default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order or any court or any order, rule or regulation of any administrative or governmental body) and shall entitle ORBCOMM Global to terminate this Agreement with respect to the Operator:

         11.1. Performance Defaults. The Operator shall fail to comply with any of its covenants or agreements contained herein and such failure shall exist for sixty (60) days; or

         11.2. Bankruptcy of Operator. A Bankruptcy involving the Operator shall occur.

         12. Recordation and Further Assurances. Upon written request by ORBCOMM Global or Teleglobe Mobile, the Operator shall, at its own expense, execute, deliver, file and record any statement, notice or agreement and take any other action that ORBCOMM Global or Teleglobe Mobile deems to be necessary, appropriate or desirable to evidence its interest in the ORBCOMM System or any System Assets.

         13.  Use of Trademarks, Etc.

                 (a) The Operator agrees and shall use all commercially reasonable efforts to require its Subscribers, Resellers and Licensees to agree (i) to use such service marks, trademarks and trade names in its advertising, promotional and sales materials that refer to ORBCOMM or the ORBCOMM System or any aspect thereof and to ensure that such use conforms to ORBCOMM Global's written requirements for display of such logos, service marks and trademarks, including registry and trademark symbols, which requirements shall be in conformance with the ORBCOMM Identity Manual and (ii) to obtain the prior written consent of ORBCOMM Global for such advertising, promotional and sales materials, which approval shall not be unreasonably withheld, provided that if the Operator or such Subscriber, Reseller or Licensee complies with the terms of the ORBCOMM Global Identity Manual or any replacement document thereto, which Manual or document shall be in conformance with the ORBCOMM Identity Manual, the advance written approval of ORBCOMM Global shall not be required.





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                 (b)  ORBCOMM Global represents and warrants to the Operator that it has the authority to make the grant specified in Section
         13(a).

         14.  Miscellaneous.

         14.1 Dispute Resolution. Any controversy or claim that may arise under, out of, in connection with or relating to this Agreement shall be resolved in accordance with Section 13.4 of the Master Agreement.

         14.2. Force Majeure. Neither party shall be held responsible for failure or delay in performance or delivery if such failure or delay is the result of an act of God, the public enemy, embargo, governmental act, fire, accident, war, riot, strikes, inclement weather or other cause of a similar nature that is beyond the control of the parties. In the event of such occurrence, this Agreement shall be amended by mutual agreement to reflect an extension in the period of performance and/or time of delivery. Failure to agree on an equitable extension shall be considered a dispute and resolved in accordance with Section 14.1 hereof.

         14.3. Separability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof, or affecting the validity or enforceability of such provision in any other jurisdiction.

         14.4. Specific Enforcement. Each of the parties hereto acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which they may be entitled at law or equity.

         14.5. Entire Agreement. This Agreement (including the Appendix hereto) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior written and oral agreement or understanding relating to the subject matter hereof.

         14.6. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         14.7. Notices. All notices, requests and other communications required to be delivered to any party hereunder shall be in writing (including any facsimile transmission or similar writing), and shall be sent by telecopy or delivered in person addressed as follows:





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                 (a)      If to the Operator, to it at:

                          21700 Atlantic Boulevard
                          Dulles, Virginia 20166
                          Telecopy (703) 406-3508
                          Attention:  President

                 with copies to:

                          Orbital Sciences Corporation
                          21700 Atlantic Boulevard
                          Dulles, Virginia 20166
                          Telecopy: (703) 406-3509
                          Attention:  Executive Vice President and
                                        General Manager/Communications and
                                        Information Systems Group

                          Teleglobe Mobile Partners
                          c/o Teleglobe Inc.
                          1000, rue de La Gauchetiere ouest
                          Montreal, Quebec
                          Canada H3B 4X5
                          Telecopy: (514) 868-8153
                          Attention:  Executive Vice President, Corporate
                                        Development and Corporate Secretary

                 (b)      If to ORBCOMM Global, to it at:

                          21700 Atlantic Boulevard
                          Dulles, Virginia 20166
                          Telecopy (703) 406-3508
                          Attention:  President

                 with copies to:

                          Orbital Sciences Corporation
                          21700 Atlantic Boulevard
                          Dulles, Virginia 20166
                          Telecopy: (703) 406-3509
                          Attention:  Executive Vice President and
                                        General Manager/Communications and
                                        Information Systems Group





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
                          Teleglobe Mobile Partners
                          c/o Teleglobe Inc.
                          1000, rue de La Gauchetiere ouest
                          Montreal, Quebec
                          Canada H3B 4X5
                          Telecopy: (514) 868-8153
                          Attention:  Executive Vice President, Corporate
                                        Development and Corporate Secretary

                 (c)      If to Teleglobe Mobile, to it:

                          c/o Teleglobe Inc.
                          1000, rue de La Gauchetiere ouest
                          Montreal, Quebec
                          Canada H3B 4X5
                          Telecopy: (514) 868-8153
                          Attention:  Executive Vice President, Corporate
                                        Development and Corporate Secretary

or to such other persons or addresses as any party may designate by written notice to the others. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted and the appropriate answerback is received, (ii) if given by reputable overnight courier, one (1) business day after being delivered to such courier or (iii) if given by any other means, when received at the address specified in this Section.

         14.8. Amendment: Waiver. Except as provided otherwise herein, this Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by all the parties hereto.

         14.9. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Neither this Agreement nor any interests or obligations hereunder shall be assigned or transferred (by operation of law or otherwise) to any person without the prior written consent of the other parties, provided that any of the parties may assign this Agreement and its interest and obligations hereunder to any wholly owned subsidiary of such party.

         14.10 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.





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         14.11  Headings.  The section and other headings contained in this
Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement as of the day and year first above written.

                                ORBCOMM GLOBAL, L.P.
                                By:      Orbital Communications
                                         Corporation, General Partner

                                By:        /s/ ALAN L. PARKER
                                         --------------------------
                                         Name:  Alan L. Parker
                                         Title:  President

                                By:      Teleglobe Mobile Partners,
                                         General Partner

                                By:      Teleglobe Mobile Investment
                                         Inc., its Managing Partner

                                By:        /s/ GUTHRIE J. STEWART
                                         -------------------------------
                                         Name:  Guthrie J. Stewart
                                         Title:  Chairman of the Board and
                                                  Chief Executive Officer


                                TELEGLOBE MOBILE PARTNERS

                                By:      Teleglobe Mobile Investment
                                         Inc., its Managing Partner


                                By:        /s/ GUTHRIE J. STEWART
                                         ---------------------------------
                                         Name:  Guthrie J. Stewart
                                         Title:  Chairman of the Board and
                                                  Chief Executive Officer





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                                   APPENDIX A
                               STATEMENT OF WORK


         The Operator shall use reasonable efforts to establish an initial distribution network for ORBCOMM Services in the Non-U.S. Area and shall furnish the management, labor, facilities and materials required for the performance of the following marketing services:

ITEM 1 - STRATEGY AND PLANS

         Completion of business and marketing plans ("Plans") including, but not limited to, a Non U.S. Area implementation strategy, for the ORBCOMM System. Such strategy and Plans shall (a) be phased in time, (b) cover a minimum of 5 years, and (c) recognize, identify and separately treat the different market segments for, and the different types of services, using the ORBCOMM System.

         Once each calendar quarter at a mutually agreeable time and place, the Operator shall provide to ORBCOMM a marketing review that shall compare actual performance by the Operator under this Agreement against the applicable strategy and Plans and shall review anticipated development activity in the succeeding calendar quarter.

ITEM 2 - IMPLEMENTATION PLANNING

         Implementation of the strategy and Plans including, but not limited to, the (a) establishment of an initial sales distribution network, (b) development of country marketing and business plans, and (c) execution of regulatory strategies.

ITEM 3 - ANALYSES

         In conjunction with candidate country operators, generate market analyses of target market segments and applications where required to aid in the development and implementation of country strategies and Plans.





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